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Third Quarter 2022 Financial Results Fisker Inc. and Subsidiaries Unaudited Condensed Consolidated Statements of Operations (amounts in thousands, except share and per share data)

Fisker Inc. and Subsidiaries Unaudited Condensed Consolidated Balance Sheets (amounts in thousands, except share and per share data)

Fisker Inc. and Subsidiaries Unaudited Condensed Consolidated Statements of Cash Flows (amounts in thousands, except share and per share data)

GAAP Loss from Operations to Non-GAAP Adjusted Loss from Operations (Unaudited, amounts in thousands, except share and per share data) Source: Fisker Inc.

FOR IMMEDIATE RELEASE

FISKER INC. ANNOUNCES THIRD QUARTER 2022 FINANCIAL RESULTS

- Q3 2022 operating results consistent with company expectations; full-year total spending guidance at the low end of the $715 million to $790 million range.
- Magna to purchase a commercial fleet of 15 vehicles which we will deliver in December 2022.
- Consumer demand remains strong. Fisker Ocean reservations and orders totaled over 62,000 as of October 31, 2022. During the quarter, sold out of Fisker Ocean One's globally and our 2023 US allotment of Fisker Ocean Sport and Fisker Ocean Ultra trim levels.
- Fisker confirms 42,400 Ocean unit production plan for 2023 predicated on detailed supplier and assembly ramp schedule.
- Fisker hosting journalists and analysts the week of November 7th ahead of Ocean SOP on November 17th; attendees will have an opportunity to test drive the Fisker Ocean.
- First drivable Fisker PEAR prototype to be completed ahead of plan, ready later this month.
- Ended quarter with a solid cash balance of over $824 million driven by ATM execution, disciplined spending and weak Euro.

LOS ANGELES, CA -- (November 2, 2022) -- Fisker Inc. (NYSE: FSR) ("Fisker") -- passionate creator of the world's most sustainable electric vehicles and advanced mobility solutions -- today announced its financial results for the third quarter ended September 30, 2022.



"Fisker is delivering on our SOP commitment despite a challenging environment due to our focused collaboration with all of our partners and suppliers. We are making deliberate choices on how to best deploy capital and structure our assembly volumes for a successful ramp," stated Henrik Fisker, Chairman and Chief Executive Officer of Fisker.

"Last month at the Paris Auto Show, we unveiled several innovative and industry-first features in the Fisker Ocean including our unique interface. This is a very exciting time for Fisker, with the start of production for the Ocean just two weeks away. Thank you for your continued confidence in our team," Fisker added.

Third Quarter 2022 Business Highlights:



- Prior to the Inflation Reduction Act being signed into law, Fisker established a process for qualifying US-based Fisker Ocean reservation holders to enter into binding contracts, retaining potential eligibility for the existing federal EV tax credit. Through this process, Fisker sold out its 2023 US allotment of the Fisker Ocean Sport and Fisker Ocean Ultra trim levels.
- In August, Fisker published its inaugural ESG Impact Report. Publishing this report prior to the start of production, shows Fisker's foundational approach to sustainability and social impact, and how deeply embedded ESG is within the company, while reinforcing our commitment to transparency.
- In September, Fisker announced that Wallbox will be its global partner for home EV charging solutions. Fisker is focused on providing our customers simple and intuitive technology with a clever design to make owning an EV easier.
- More than $824 million of cash and cash equivalents at quarter-end reflects Fisker's prudent liquidity management and positions the Fisker Ocean for a successful launch.

Recent Updates:

- Affirming Fisker Ocean start of production on November 17, 2022.
- Fisker confirms 42,400 Ocean unit production plan based on a detailed four-stage supplier ramp up and vehicle assembly plan from November 17, 2022 to end of 2023. This plan was developed to help ensure that parts suppliers would follow our anticipated production ramp volumes. 2023 quarterly production plan is as follows: Q1 over 300, Q2 over 8,000, Q3 over 15,000, Q4 remainder to get to 42,400.



- Delivery of small commercial fleet of 15 Fisker Oceans to Magna in December 2022. Expected retail customer deliveries following European and US homologation in February 2023.
- Fisker made its inaugural appearance at the Paris Motor Show where it displayed a production intent Fisker Ocean vehicle manufactured at Magna and revealed several new features. Fisker also displayed a production intent vehicle at the Oslo Motor Show in Norway. Norway is the global leader in EV adoption, with the highest percentage of new EV sales worldwide. Fisker has close to 2,000 reservations and orders in Norway and expects it to be an attractive market for the company.
- Fisker Ocean net reservations and orders totaled over 62,000 as of October 31, 2022; double-digit increase in premium trim configurations in recent months.
- Our interactive 3-D configurator and updated app and website is scheduled to launch in multiple languages on November 17th.

- Production and deliveries will focus on Ocean One orders in Q1 and Q2 2023, with overlapping Ocean Extreme trim production and deliveries in Q2 2023.
- Starting mid-January 2023, we intend to begin taking firm orders for the Fisker Ocean Extreme trim in select global launch markets.
- Fisker continues to bolster its internal technical capabilities and our global team approximates 700 as of October 31, 2022.
- Fisker PEAR development is progressing well. The first concept phase is signed off and we expect a drivable prototype ahead of time. We are now focused on execution and are in the process of transitioning our engineering and purchasing teams to PEAR. Fisker PEAR reservations are over 5,000 as of October 31, 2022. Detailed discussions on factory layout and tooling underway.
- Fisker has begun preliminary discussions with large global OEMs and businesses to explore sharing both Ocean and PEAR platforms, joint US manufacturing and future sales of emissions credits.

Third Quarter 2022 Financial Highlights:

- Cash and cash equivalents of $824.7 million as of September 30, 2022, which reflects approximately $116 million raised from Fisker's $350 million at-the-market (ATM) equity program during the third quarter of 2022.
- Loss from operations totaled $140.0 million, including $11.2 million of stock-based compensation expense (approximately $0.04 per share).
- Net loss totaled $149.3 million and $0.49 loss per share. Includes an unrealized $7.3 million foreign currency loss, net of realized gains upon settlement of Euro-denominated payments (approximately $0.02 per share).
- Net cash used in operating activities totaled $86.0 million and cash paid for capital expenditures totaled $57.3 million.
- Weighted average shares outstanding totaled 303.2 million for the three months ended September 30, 2022.

2022 Business Outlook

The following information reflects Fisker's expectations for key non-GAAP operating expenses and capital expenditures for the full-year ending December 31, 2022. Fisker is projecting the total of these items to be at the lower end of the $715 million to $790 million range, driven by disciplined cost management, favorable FX and leveraging existing technical talent for more in-house PEAR development work.

Expense item	USD, millions
Research & Development (Non-GAAP)[1]	$ 330 - 380
Selling, General, and Administrative (Non-GAAP)[1]	$ 105 - 120
Total Operating Expenses (Non-GAAP)[1]	**$ 435 - 500**
Capital Expenditures	$ 280 - 290

[1]Excludes stock-based compensation expense. A reconciliation to the corresponding GAAP amount is not provided as the quantification of stock-based compensation excluded from the non-GAAP measure, which may be significant, cannot be reasonably calculated or predicted without unreasonable efforts. The Non-GAAP adjustment for stock-based compensation expense requires additional inputs such as number of shares granted and market price volatilities that are not currently ascertainable and cannot be reasonably estimated.

Conference Call Information

Fisker Inc. will host a conference call to discuss the results at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) today, November 2, 2022. The live audio webcast, along with supplemental information, will be accessible on Fisker's Investor Relations website at https://investors.fiskerinc.com. A recording of the webcast will also be available following the conference call.

Use of Non-GAAP Financial Measures (Unaudited)

This press release and the accompanying tables references certain non-generally accepted accounting principles in the United States (GAAP) financial measures, including non-GAAP adjusted loss from operations, non-GAAP selling, general, and administrative expense, non-GAAP research and development expense and non-GAAP total operating expenses. These non-GAAP financial measures differ from their directly comparable GAAP financial measures due to adjustments made to exclude stock-based compensation expense. None of these non-GAAP financial measures is a substitute for or superior to measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to any other performance measures derived in accordance with GAAP.

Fisker believes that presenting these non-GAAP financial measures provides useful supplemental information to investors about Fisker in understanding and evaluating its operating results, enhancing the overall understanding of its past performance and future prospects, and allowing for greater transparency with respect to key financial metrics used by its management in financial and operational-decision making. However, there are a number of limitations related to the use of non-GAAP measures and their nearest GAAP equivalents. For example, other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance, and therefore any non-GAAP measures Fisker uses may not be directly comparable to similarly titled measures of other companies. Therefore, both GAAP financial measures of Fisker's financial performance and the respective non-GAAP measures should be considered together. Please see the reconciliation of non-GAAP financial measures to the most directly comparable GAAP measure in the tables below.

Disclosure Information

Fisker uses the investor relations section on its website as a means of complying with its disclosure obligations under Regulation FD. It also uses various social media channels as a means of disclosing information about Fisker and its products to its customers, investors and the public (e.g., @fiskerinc, @fiskerofficial, #fiskerinc, #henrikfisker and #fisker on Twitter, Facebook, Instagram, YouTube, TikTok and LinkedIn). Accordingly, investors should monitor Fisker's investor relations website and social media channels in addition to following Fisker's press releases, SEC filings, and public conference calls and webcasts.

About Fisker Inc.

California-based Fisker Inc. is revolutionizing the automotive industry by developing the most emotionally desirable and eco-friendly electric vehicles on Earth. Passionately driven by a vision of a clean future for all, the company is on a mission to become the No. 1 e-mobility service provider with the world's most sustainable vehicles. To learn more, visit www.FiskerInc.com – and enjoy exclusive content across Fisker's social media channels: Facebook, Instagram, Twitter, YouTube, and LinkedIn.

Download the revolutionary new Fisker mobile app from the App Store or Google Play store.

Forward-Looking Statements

This press release includes forward-looking statements, which are subject to the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as "feel," "believes," expects," "estimates," "projects," "intends," "should," "is to be," or the negative of such terms, or other comparable terminology and include, among other things, the statements quoted by our Chief Executive Officer, the timing of start of production and delivery of the Fisker Ocean or the Fisker PEAR, the sufficiency of our cash to fund production launch of the Fisker Ocean, and statements regarding Fisker's future performance under "2022 Business Outlook," the reported financial results for the third quarter of 2022, which are subject to completion of Fisker's internal review, and other future events that involve risks and uncertainties. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein due to many factors, including, but not limited to: Fisker's limited operating history; Fisker's ability to enter into additional manufacturing and other contracts with Magna, or other OEMs or tier-one suppliers in order to execute on its business plan; the risk that OEM and supply partners do not meet agreed upon timelines or experience capacity constraints; Fisker may experience significant delays in the design, manufacture, regulatory approval, launch and financing of its vehicles; Fisker's ability to execute its business model, including market acceptance of its planned products and services; Fisker's inability to retain key personnel and to hire additional personnel; competition in the electric vehicle market; Fisker's inability to develop a sales distribution network; and the ability to protect its intellectual property rights; and those factors discussed in Fisker's Annual Report on Form 10-K, under the heading "Risk Factors," filed with the Securities and Exchange Commission (the "SEC"), as supplemented by Quarterly Reports on Form 10-Q, and other reports and documents Fisker files from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and Fisker undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

Third Quarter 2022 Financial Results

Fisker Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Operations
(amounts in thousands, except share and per share data)

	Three Months Ended		
	September 30, 2022	June 30, 2022	September 30, 2021
Revenue	$ 14	$ 10	$ 15
Costs of goods sold	6	8	16
Gross margin	8	2	(1)
Operating costs and expenses:			
General and administrative	22,102	17,521	10,273
Research and development	117,885	71,160	99,291
Total operating costs and expenses	139,987	88,681	109,564
Loss from operations	(139,979)	(88,679)	(109,565)
Other income (expense):			
Other income (expense)	270	(452)	(84)
Interest income	3,075	1,353	155
Interest expense	(4,693)	(4,751)	(2,147)
Foreign currency gain (loss)	(7,285)	(3,417)	1,797
Unrealized loss on equity investment	(730)	(10,030)	-
Total other income (expense)	(9,363)	(17,297)	(279)
Net loss	$ (149,342)	$ (105,976)	$ (109,844)
Basic and Diluted net loss per share	$ (0.49)	$ (0.36)	$ (0.37)
Basic and Diluted weighted average common shares outstanding	303,224,595	298,269,801	296,133,530

Fisker Inc. and Subsidiaries
Unaudited Condensed Consolidated Balance Sheets
(amounts in thousands, except share and per share data)

	As of:	
	September 30,2022	December 31, 2021
Current assets:		
Cash and cash equivalents	$ 824,696	$ 1,202,439
Prepaid expenses and other current assets	35,039	30,423
Equity investment	4,360	-
Total current assets	864,095	1,232,862
Non-current assets:		
Property and equipment, net	235,585	85,643
Intangible assets	251,609	231,525
Right of use asset, net	27,804	18,285
Other non-current assets	32,963	24,637
Total noncurrent assets	547,961	360,090
Total assets	$ 1,412,056	$ 1,592,952
Current liabilities:		
Accounts payable	$ 18,277	$ 28,143
Accrued expenses	99,433	79,634
Lease liabilities (short term)	5,876	4,552
Total current liabilities	123,586	112,329
Non-current liabilities:		
Customer deposits	14,153	6,300
Lease liabilities	23,234	14,933
Convertible notes	660,395	659,348
Total non-current liabilities	697,782	680,581
Total liabilities	821,368	792,910
Stockholder's equity (deficit)	590,688	800,042
Total liabilities and equity	$ 1,412,056	$ 1,592,952

Fisker Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Cash Flows
(amounts in thousands, except share and per share data)

	Three Months Ended September 30,	
	2022	2021
Cash flows from Operating Activities		
Net loss	$ (149,342)	$ (109,844)
Stock-based compensation	11,166	1,043
Depreciation and Amortization	628	164
Accretion of debt issuance costs	422	153
Unrealized loss on equity investment	730	-
Change in operating assets and liabilities	40,200	5,838
Other operating activities	10,234	(804)
Net cash used in operating activities	(85,962)	(103,450)
Cash flows from Investing Activities		
Purchase of property and equipment	(57,345)	(15,838)
Net cash used in investing activities	(57,345)	(15,838)
Cash flows from Financing Activities		
Proceeds from convertible notes	-	667,500
Payments for debt issuance costs	-	(8,523)
Payments for capped call option	-	(96,788)
Proceeds from exercise of stock options	67	35
Proceeds from the issurance of ATM equity	117,970	-
Payments for ATM issuance costs	(1,952)	-
Payments to tax authorities for stautory holdings	(21)	(4,891)
Net cash provided by financing activities	116,064	557,333
Net decrease in cash and cash equivalents	(27,243)	438,045
Cash and cash equivalents, beginning of period	851,939	962,366
Cash and cash equivalents, end of period	$ 824,696	$ 1,400,411

GAAP Loss from Operations to Non-GAAP Adjusted Loss from Operations
(Unaudited, amounts in thousands, except share and per share data)

	Three Months Ended		
	September 30, 2022	June 30, 2022	September 30, 2021
GAAP Loss from operations	$ (139,979)	(88,679)	$ (109,565)
Add: stock-based compensation	11,166	1,195	1,043
Non-GAAP Adjusted loss from operations	$ (128,813)	$ (87,484)	$ (108,522)

Source: Fisker Inc.

Fisker Inc. Communications

Frank Boroch, VP, Investor Relations & Treasury
fboroch@fiskerinc.com

Matthew DeBord, Sr. Director, Communications Strategy & Storytelling
mdebord@fiskerinc.com

Rebecca Lindland, Director, Communications
rlindland@fiskerinc.com